Exhibit 4.1

CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

HOME SAVERS HOLDING CORP.

CONVERTIBLE PROMISSORY NOTE

$_______________ ___________, 2009

FOR VALUE RECEIVED, the undersigned, HOME SAVERS HOLDING CORP., a company organized under the laws of the State of Florida (the “Company”), promises to pay to the order of ______________________________ or its registered assigns (the “Holder”), the principal sum of __________________________ Dollars ($____________), with interest from the date hereof at the rate of 10% per annum on the unpaid balance hereof until paid.  Payment shall be made to the Holder at the address last appearing on the Note register of the Company or as designated in writing by the Holder from time-to-time.

1. Principal.  If not earlier converted pursuant to Section 3(a) hereof, the principal of this Note shall be payable one year from the date of issuance (“Due Date”).  This Note is subject to conversion upon the occurrence of a Conversion Event described in Section 4(a).  This Note is unsecured.

2. Interest.  Interest on the unpaid principal balance of this Note shall accrue at the rate of 10% per annum compounded annually (computed on the basis of a 365-366 day year (as applicable) based on actual days elapsed) commencing on the date hereof, and payable in stock or cash, at the sole discretion of the Company, on the Due Date.  The Company agrees to pay interest after the occurrence of an Event of Default at a rate of eighteen percent (18%) per annum (the “Default Rate”) until the Event of Default is cured.  For purposes herein, an “Event of Default” exists if the Company fails to make a payment required by Section 1 or 2 hereof and such failure is not cured within 10 days following the Company’s receipt of written notice from the Holder.

(a) Interest Payable in Stock.  Provided that the Company first becomes a company required to file periodic reports with the Securities and Exchange Commission under Sections 13 or 15 of the Securities Exchange Act of 1934 (a “Reporting Company”), the Company may, in its sole discretion, pay interest on the Note in shares of the Common Stock of the Company on the basis of $0.50 per share of Common Stock.

3. Conversion Events and Mechanics of Conversion.

(a)           Conversion.  Conversion shall occur automatically upon the Company’s becoming a Reporting Company (the “Conversion Event”).  Upon the Conversion Event, the entire unpaid principal balance of this Note plus any unpaid interest will automatically convert into Common Stock of the Company at a price equal to the conversion price of $0.50 per share.

(b)           Warrant Coverage.  The Holder will receive 50% warrant coverage on this Note. The warrant will be exercisable for shares of Common Stock at an exercise price of $1.00 per share for a term of three (3) years from the date of this Note.  For example, assuming the Note is for $100,000, the underlying Note conversion price is $.50 and the total number of shares of Common Stock issuable upon exercise of the warrant is 100,000 (200,000 shares x 50%).

(c)           Mechanics of Conversion.  The Company shall not be obligated to issue certificates evidencing the Common Stock issuable upon the Conversion Event unless this Note is either delivered to the Company, duly endorsed, at the office of the Company, or the Holder notifies the Company that this Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.  As soon as practicable after delivery of the Note, or delivery of an agreement and indemnification in the case of a lost Note, the Company shall issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled (the “Conversion Shares”).

(d)           Common Stock to be Restricted.  Holder understands that the Common Stock into which the Note may convert, and Common Stock issuable on exercise of warrants as a payment of interest, shall bear a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

4. Transfer Restrictions.  The Holder shall not transfer the Note or the Conversion Shares  until (a) it has first given written notice to the Company, describing briefly the manner of any such proposed transfer; and (b) (i) the Company has received from counsel satisfactory to the Company an opinion that such transfer can be made without compliance with the registration requirements of the Securities Act, and applicable state securities laws, or (ii) a registration statement filed by the Company under the Securities Act and applicable state securities laws is declared effective by the Securities and Exchange Commission and state securities commissions having jurisdiction.

5. Currency; Payments.  All references herein to “dollars” or “$” are to U.S. dollars, and all payments of principal of, and cash payments of any interest on, this Note shall be made in lawful money of the United States of America in immediately available funds.  If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a Saturday or Sunday or legal holiday observed in the State of Florida, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

6. Certain Additional Provisions.

(a)           The Company shall be entitled to withhold from all payments of principal of this Note any amounts required to be withheld under the applicable provisions of the United States Internal Revenue Code or other applicable laws at the time of such payments.

(b)           This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act and applicable state securities laws.  Prior to the due presentment of such transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s books as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or note this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.  The transferee shall be bound, as if it were the original Holder, by the same representations and terms described herein.

(c)           No fractional shares or scrip representing fractions of shares will be issued on Conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(d)           The Conversion Price and the number of Conversion Shares issuable upon Conversion shall be equitably adjusted accordingly on a pro rata basis in the event of the happening of forward and reverse splits, dividend payment on shares, subdivision of shares, combinations, or reclassifications that affect the Company’s Common Stock.  An adjustment made pursuant to this section shall become effective immediately after the effective date of such event retroactive to the record date, if any, of such an event.

(e)           No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, upon an Event of Default, to pay the principal of this Note at the place, time, and rate, as herein prescribed.

(f)           The Company hereby expressly waives demand and presentment for payment, notice on nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

7. Attorneys’ Fees and Costs.  In the event of any legal proceedings in connection with this Note, all expenses in connection with such legal proceedings of the prevailing party, including reasonable legal fees and applicable costs and expenses, shall be reimbursed by the non-prevailing party upon demand.  This provision shall not merge with any enforcement order or judgment on this Note and shall be applicable to any proceeding to enforce or appeal any judgment relating to the Note.

8. Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9. Successors and Assigns.  This Note shall inure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the undersigned and its successors and permitted assigns.  As used herein, the term “Holder” shall mean and include the successors and permitted assigns of the Holder.

10. Governing Law; Venue and Jurisdiction.  The parties acknowledge and agree that this Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the State of Nevada, without regard to conflict of laws principles.  Venue and jurisdiction for any action concerning this Note, including suit for payment on default, shall be Clark County, Nevada, Circuit Court.

11. Modification.  This Note may not be modified or amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

HOME SAVERS HOLDING CORP., a Nevada corporation

By:                 Paul Peterson, CEO

Address:         555 NW Park Ave.; PH 804
                                                                                                        Portland, OR  97209

Phone:            (503) 512-5201

NAME AND ADDRESS OF THE HOLDER:

Printed Name

Address:
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